EXHIBIT 21.1

SEITEL, INC.

LIST OF SUBSIDIARIES OF THE REGISTRANT

	NAME OF SUBSIDIARY	INCORPORATED IN	100% OWNED BY
*	African Geophysical, Inc.	Cayman Islands	Seitel Geophysical, Inc.
*	Alternative Communication Enterprises, Inc.	Texas	Seitel, Inc.
	Datatel, Inc.	Delaware	Seitel Data Corp.
	DDD Energy, Inc.	Delaware	Seitel, Inc.
*	EHI Holdings, Inc.	Delaware	Seitel Geophysical, Inc.
*	Endeavor Exploration LLC.	Delaware	Energy Venture Holdings LLC
*	Energy Venture Holdings LLC.	Delaware	Seitel, Inc.
*	Express Energy I, LLC	Delaware	Energy Venture Holdings LLC
*	Exsol, Inc.	Delaware	Seitel, Inc.
*	Geo-Bank, Inc.	Texas	Seitel, Inc.
	Matrix Geophysical, Inc.	Delaware	Seitel, Inc.
	N360X, L.L.C.	Texas	Seitel Management, Inc.
	Olympic Seismic Ltd.	Alberta, Canada	SEIC Holdings Ltd.
	SEIC, Inc.	Delaware	Seitel Canada Holdings, Inc.
	SEIC Business Trust	Alberta, Canada	SEIC Holdings Ltd.
	SEIC Holdings Ltd.	Alberta, Canada	SEIC Partners LP
*	SEIC L.L.C.	Delaware	SEIC Holdings Ltd.
	SEIC Partners Limited Partnership	Alberta, Canada LP	99.89%- Seitel Canada Holdings, Inc., .11%-SEIC, Inc. (GP)
	SEIC Trust Administration, Ltd.	Alberta, Canada	SEIC Holdings Ltd.
	Seitel Canada Holdings, Inc.	Delaware	Seitel, Inc.
	Seitel Canada, L.L.C.	Delaware	Seitel, Inc.
	Seitel Data Corp.	Delaware	Seitel, Inc.
	Seitel Data, Ltd.	Texas LP	99%-Seitel Data Corp. (LP), 1%-Seitel Delaware, Inc. (GP)
	Seitel Delaware, Inc.	Delaware	Seitel, Inc.
*	Seitel Gas & Energy Corp.	Delaware	Seitel, Inc.
*	Seitel Geophysical, Inc.	Delaware	Seitel, Inc.
	Seitel IP Holdings, LLC	Delaware	33%-Seitel Solutions Canada, Ltd., 33%-Seitel Solutions, Ltd., 34%-Seitel International, CV
	Seitel International, Inc.	Cayman Islands	Seitel Data Corp.
	Seitel Management, Inc.	Delaware	Seitel, Inc.
*	Seitel Natural Gas, Inc.	Delaware	Seitel Gas & Energy Corp.
	Seitel Offshore Corp.	Delaware	Seitel Data Corp.
*	Seitel Power Corp.	Delaware	Seitel, Inc.
	Seitel Solutions Canada Ltd.	Alberta, Canada	Seitel Solutions, Inc.
	Seitel Solutions, Inc.	Delaware	Seitel, Inc.
	Seitel Solutions, L.L.C.	Delaware	Seitel Solutions, Inc.
	Seitel Solutions, Ltd.	Texas LP	99%-Seitel Solutions, L.L.C. (LP), 1%-Seitel Solutions, Inc. (GP)
	Seitel Solutions Holdings, LLC	Delaware	Seitel Solutions, L.L.C.
	Seitel International, BV	Netherlands	Seitel International, CV
	Seitel International, CV	Netherlands	90%-SI Holdings, G.P., 10%-Seitel Solutions Holdings, LLC
	SI Holdings, G.P.	Delaware	90%-Seitel Solutions, L.L.C., 10%-Seitel Solutions, Inc.
*	Vision Energy, Inc.	Delaware	19%-Seitel, Inc.
*	818312 Alberta Ltd.	Alberta, Canada	Seitel Canada Holdings, Inc.

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*	Dormant